Exhibit h (xiv)

USAA Transfer Agency Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

     Pursuant to Section 1(b) of the Transfer Agency Agreement dated as of November 13, 2002, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Transfer Agency Company, (the Transfer Agent) please be advised that the Trust has established five new series of its shares (each a New Fund and collectively the New Funds) and a new share class for each of the following series (collectively the New Classes) as set forth below:

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Target Retirement Income Fund
Target Retirement 2020 Fund
Target Retirement 2030 Fund
Target Retirement 2040 Fund
Target Retirement 2050 Fund
Aggressive Growth Fund - Institutional Shares
Emerging Markets Fund - Institutional Shares
Growth Fund - Institutional Shares
High-Yield Opportunities Fund - Institutional Shares
Income Fund - Institutional Shares
Income Stock Fund - Institutional Shares
Intermediate-Term Bond Fund - Institutional Shares
International Fund - Institutional Shares
Precious Metals and Minerals Fund - Institutional Shares
Short-Term Bond Fund - Institutional Shares
Small Cap Stock Fund - Institutional Shares
Value Fund - Institutional Shares

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     Please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Transfer Agency Agreement to the New Funds and the New Classes in accordance with the fee schedule attached hereto as Exhibit A.

     Please state below whether you are willing to render such services in accordance with the fee schedule attached hereto as Exhibit A.

                                      USAA MUTUAL FUNDS TRUST



Attest: _________________________      By:  ________________________________
        Mark S. Howard                      Christopher W. Claus
        Secretary                           President


Dated:  As of July __, 2008

     We are willing to render services to the New Funds and the New Classes in accordance with the fee schedule attached hereto as Exhibit A.

                                      USAA TRANSFER AGENCY COMPANY



Attest: _________________________     By:  ________________________________
        Christopher P. Laia                Karl Borgerding
        Assistant Secretary                Vice President



Dated:  As of July __, 2008

                                 Exhibit h(xv)

USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

         Pursuant to paragraph 1(b) of the Administration and Servicing Agreement dated as of August 1, 2001, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Investment Management Company (the Administrator), please be advised that the Trust has established five new series of its shares (each a New Fund and collectively the New Funds) and a new share class for each of the following series (collectively the New Classes) as set forth below, and please be further advised that the Trust desires to retain the Administrator to render administration and shareholder servicing services under the Administration and Servicing Agreement to the New Funds and the New Classes at the fees stated below:

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  Target Retirement Income Fund                                 0.00%
  Target Retirement 2020 Fund                                   0.00%
  Target Retirement 2030 Fund                                   0.00%
  Target Retirement 2040 Fund                                   0.00%
  Target Retirement 2050 Fund                                   0.00%

  Aggressive Growth Fund - Institutional Shares                 0.05%
  Emerging Markets Fund - Institutional Shares                  0.05%
  Growth Fund - Institutional Shares    0.05%
  High-Yield Opportunities Fund - Institutional Shares          0.05%
  Income Fund - Institutional Shares    0.05%
  Income Stock Fund - Institutional Shares                      0.05%
  Intermediate-Term Bond Fund - Institutional Shares            0.05%
  International Fund - Institutional Shares                     0.05%
  Precious Metals and Minerals Fund - Institutional Shares      0.05%
  Short-Term Bond Fund - Institutional Shares                   0.05%
  Small Cap Stock Fund - Institutional Shares                   0.05%
  Value Fund - Institutional Shares                             0.05%

     In addition, revised Exhibit A to the Administration and Servicing Agreement reflecting the addition of the New Funds and the New Classes to the Administration and Servicing Agreement is attached hereto as Exhibit A, and is hereby approved.

     Please state below whether you are willing to render such services at the fees stated above.

                                      USAA MUTUAL FUNDS TRUST



Attest: _________________________     By:  ________________________________
        Mark S. Howard                     Christopher W. Claus
        Secretary                          President

Date:  As of July __, 2008


     We are willing to render services to the New Funds and the New Classes at the fees stated above. In addition, we approve Exhibit A hereto as revised Exhibit A to the Administration and Servicing Agreement.

                                      USAA INVESTMENT MANAGEMENT
COMPANY



Attest: _________________________     By:  ________________________________
        Christopher P. Laia                Clifford A. Gladson
        Assistant Secretary                Senior Vice President


Dated:  As of July __, 2008

                      EXHIBIT A - LISTING OF FUNDS AND FEES

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Aggressive Growth Fund                                       0.15%
Aggressive Growth Fund - Institutional Shares                0.05%
Balanced Strategy Fund                                       0.15%
Capital Growth Fund                                          0.15%
California Bond Fund                                         0.15%
California Money Market Fund                                 0.10%
Cornerstone Strategy Fund                                    0.15%
Emerging Markets Fund                                        0.15%
Emerging Markets Fund - Institutional Shares                 0.05%
Extended Market Index Fund                                   0.38%*
First Start Growth Fund                                      0.15%
Florida Tax-Free Income Fund                                 0.15%
Florida Tax-Free Money Market Fund                           0.10%
Global Opportunities Fund                                    0.00%
GNMA Trust                                                   0.15%
Growth & Income Fund                                         0.15%
Growth and Tax Strategy Fund                                 0.15%
Growth Fund                                                  0.15%
Growth Fund - Institutional Shares                           0.05%
High-Yield Opportunities Fund                                0.15%
High-Yield Opportunities Fund - Institutional Shares         0.05%
Income Stock Fund                                            0.15%
Income Stock Fund - Institutional Shares                     0.05%
Income Fund                                                  0.15%
Income Fund - Institutional Shares                           0.05%
Intermediate-Term Bond Fund                                  0.15%
Intermediate-Term Bond Fund - Institutional Shares           0.05%
International Fund                                           0.15%
International Fund - Institutional Shares                    0.05%
Money Market Fund                                            0.10%
Nasdaq-100 Index Fund                                        0.35%
New York Bond Fund                                           0.15%
New York Money Market Fund                                   0.10%
Precious Metals and Minerals Fund                            0.15%
Precious Metals and Minerals Fund - Institutional Shares     0.05%
S&P 500 Index Fund                                           0.06%
Science & Technology Fund                                    0.15%
Short-Term Bond Fund                                         0.15%
Short-Term Bond Fund - Institutional Shares                  0.05%
Small Cap Stock Fund                                         0.15%
Small Cap Stock Fund - Institutional Shares                  0.05%
Target Retirement Income Fund                                0.00%

Target Retirement 2020 Fund                                  0.00%
Target Retirement 2030 Fund                                  0.00%
Target Retirement 2040 Fund                                  0.00%
Target Retirement 2050 Fund                                  0.00%
Tax Exempt Intermediate-Term Fund                            0.15%
Tax Exempt Long-Term Fund                                    0.15%
Tax Exempt Money Market Fund                                 0.10%
Tax Exempt Short-Term Fund                                   0.15%
Treasury Money Market Trust                                  0.10%
Total Return Strategy Fund                                   0.15%
Value Fund                                                   0.15%
Value Fund - Institutional Shares                            0.05%
Virginia Bond Fund                                           0.15%
Virginia Money Market Fund                                   0.10%
World Growth Fund                                            0.15%

* The fee is computed daily and paid monthly, at an annual rate equal to 0.38%, and up to 0.10% of this fee shall be paid to BlackRock Advisers for subadministrative services.

     (a) The Trust shall pay IMCO a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

     (b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.